AVIS BUDGET GROUP ANNOUNCES AGREEMENT
TO ACQUIRE AVIS EUROPE

•	Purchase price of £3.15 per share in cash, or approximately $1.0 billion in total.

•	Majority shareholder of Avis Europe has committed to support the transaction.

•	Acquisition unifies Avis and Budget brands globally under single corporate ownership.

•	Acquisition expected to be accretive on a non-GAAP adjusted EPS basis, with significant operating synergies expected.

June 14, 2011, Parsippany, N.J. and London – Avis Budget Group, Inc. (NASDAQ: CAR) and Avis Europe plc (LN: AVE) have announced that they have reached agreement on the terms of the acquisition by Avis Budget of all outstanding shares of Avis Europe in exchange for £3.15 in cash per Avis Europe share.  The acquisition is scheduled to close in October 2011, subject to Avis Europe shareholder approval, court approval and regulatory clearances.

Avis Europe is an independent publicly traded company that operates the Avis brand via a network of over 3,100 locations in 112 countries, through wholly-owned subsidiaries in 13 countries and through license arrangement in an additional 99 countries.  Avis Europe also operates the Budget brand through 950 locations in 59 countries.

The terms of the transaction value Avis Europe’s ordinary equity at approximately £635 million, or approximately $1.0 billion.  Several of Avis Europe’s shareholders have already committed to support the transaction.  Avis Budget has received ‘hard’ irrevocable commitments from Avis Europe’s majority shareholder, D’Ieteren, whose holdings represent approximately 60% of the share capital of Avis Europe as well as from the directors on Avis Europe’s board.

“This transaction represents an outstanding opportunity for Avis Budget, and the acquisition of a business that we have long sought to own,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer.  “The transaction re-unites the global operation of the Avis and Budget brands under one corporate umbrella, and is both financially and strategically compelling.  We expect the combination of our two companies will allow us to more effectively serve vehicle-rental customers worldwide, and to achieve operating synergies of more than $30 million a year.  In addition, the acquisition will give Avis Budget an increased presence in rapidly-growing international markets, including India and China.

“From a financial perspective, we expect the acquisition of Avis Europe to be accretive to Avis Budget’s earnings per share on a pro-forma basis with synergies, excluding any integration and other one-time costs and the non-cash effects of purchase accounting.  Because Avis Europe and Avis Budget generally do not have operations in the same jurisdiction, the acquisition is not expected to face significant antitrust obstacles.”

Upon the acquisition becoming effective, the combined Avis Budget and Avis Europe businesses will have annual revenues of approximately $7 billion and owned or licensed operations in more than 150 countries.  Avis Budget expects to fund the acquisition using a combination of its own cash resources, equity funding through the potential issuance of up to $250 million of Avis Budget common stock, and debt financing which has been arranged by a syndicate of banks and/or proceeds from the issuance of debt securities.

Pascal Bazin, Chief Executive of Avis Europe, stated, “Over the last three years, we are proud to have delivered a successful transformation and turn-around of our business, together with successful geographic development in fast growing territories and development of new mobility offers. Today's announcement of the recommended acquisition of Avis Europe by Avis Budget enables us to provide both a compelling substantial immediate cash return to shareholders and an exciting opportunity for Avis Europe’s customers, employees, partners and licensees to benefit from the many advantages that will come from being part of a combined Avis Europe and Avis Budget Group with our two strong global brands, increased scale and improved access to capital.”

The acquisition by Avis Budget (acting through its indirect, wholly-owned subsidiary, AE Consolidation Limited) is expected to be effected by means of a scheme of arrangement between Avis Europe and its shareholders pursuant to Part 26 of the UK Companies Act 2006. The scheme of arrangement requires the approval of a majority in number and 75% by value of voting Avis Europe shareholders and applicable court approval.

Avis Budget noted that it has made progress in its discussions with the Federal Trade Commission regarding its potential acquisition of Dollar Thrifty Automotive Group, Inc. (NYSE: DTG). While Avis Budget will continue to monitor the Dollar Thrifty situation, the Company's focus squarely will be on completing and integrating the significant acquisition of Avis Europe.

Morgan Stanley and Citigroup are acting as financial advisors to Avis Budget Group and Kirkland & Ellis is acting as legal counsel.

Investor Conference Call

Avis Budget Group will host a live conference call today, Tuesday, June 14, 2011 at 8:00 a.m. ET to discuss the transaction. Interested parties can listen to the conference call by dialing (877) 478-9744 (within the U.S.), (949) 484-0289 (outside the U.S.) using access code 75686689.  The live webcast of the conference call may be accessed through the investor relations section on Avis Budget Group’s web site at www.avisbudgetgroup.com.

A presentation will be made available shortly before the event on the Investor Relations section of Avis Budget’s website at www.avisbudgetgroup.com.

A replay of the conference call will be available for 30 days following the live conference call and can be accessed by dialing (800) 642-1687 (within the U.S.), (706) 645-9291 (outside of the U.S.), using access code 75686689.

About Avis Budget Group

Avis Budget Group is a leading vehicle rental operator in the United States, Canada, Australia, New Zealand and certain other regions through its Avis and Budget brands.  Avis is a leading rental car supplier positioned to serve the premium commercial and leisure segments of the travel industry and Budget is a leading rental car supplier focused primarily on more value-conscious segments of the industry.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

About Avis Europe

Avis Europe is a leading car rental company in Europe, Africa, the Middle East and Asia, where it operates the globally recognised Avis and Budget brands.  Avis Europe operates the Avis brand under licence from Avis Budget across four continents via a network of over 3,100 locations in 112 countries, through wholly-owned subsidiaries in 13 countries complemented by licence arrangements in a further 99 countries.  Avis Europe operates the Budget brand (the licence in respect of which it acquired in 2003), across three continents through over 950 locations in 59 countries. These are predominantly franchise businesses with corporate operations in Austria and Switzerland, together with a small number of locations in France and the UK.  For more information about Avis Europe, visit  www.avis-europe.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on Avis Budget’s and Avis Europe’s current plans, estimates and expectations, and include statements about expected synergies and benefits of a potential combination of Avis Budget and Avis Europe, future expected accretion to earnings, geographic changes, and the ability to obtain the necessary financing and the terms thereof. There is no assurance that the transaction between Avis Budget and Avis Europe will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include the timing to consummate the transaction between Avis Budget and Avis Europe and the ability and timing to obtain required regulatory approvals, Avis Budget’s ability to realize the synergies contemplated by the transaction, Avis Budget’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget and the ability to complete and the timing and terms of any financing required to consummate the transaction.  In addition, investors should take into consideration, with respect to Avis Budget, those risks and uncertainties discussed in Avis Budget’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report for the quarterly period ended March 31, 2011, including under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other factors discussed in Avis Budget’s filings and furnishings with the SEC.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Neither Avis Budget nor Avis Europe undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

Media Contacts:
Joele Frank, Wilkinson Brimmer Katcher Andrew Siegel / Jennifer Friedman 212.355.4449
Financial Dynamics Jonathon Brill +44 (0)20 7269 7170
Avis Budget Group John Barrows 973.496.7865 PR@avisbudget.com

Investor Contact:
Avis Budget Group Neal Goldner 973.496.5086 IR@avisbudget.com

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